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                                   EXHIBIT 23

                        Consent of Independent Auditors
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EXHIBIT 23.  CONSENT OF INDEPENDENT AUDITORS
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INDEPENDENT AUDITORS' CONSENT
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  We consent to the incorporation by reference in Registration Statement Nos.
33-36708, 33-05616, 33-39762, 33-31685, 33-60448, 33-21068, 33-63221, 33-63629
and Post-Effective Amendment No. 1 to Registration Statement Nos. 33-01333 and 33-10396 of Commercial Federal Corporation on Form S-8 of our report dated August 15, 1997. (September 11, 1997 as to Note 29), which includes an explanatory paragraph describing the change in method of accounting for mortgage servicing rights in fiscal year 1996, incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1997.



/s/ Deloitte & Touche LLP

Omaha, Nebraska
September 25, 1997